                                                                      EXHIBIT 14

                                 Code of Ethics
                                       of
                                   NuCO2 Inc.

                                 September 2003

            Employment  by NuCO2 Inc. (the  "Company")  carries with it the duty and  responsibility  to be constantly aware of the importance of ethical conduct when dealing with competitors, suppliers, customers and other employees. Each of us has an  individual  responsibility  to deal  ethically  in all aspects of the
Company's business and to comply fully with all laws,  regulations,  and Company policies.  Each individual is expected to assume the responsibility for applying these standards of ethical  conduct and for acquainting  himself or herself with the various  laws,  regulations  and policies  applicable to his or her assigned duties.  In complying  with the  Company's  Code of Ethics,  you are expected to exercise  high  standards  of  integrity  and good  judgment  and to  apply  the following guiding principles:

            -   to conduct  yourself in an honest  manner in dealing with others and to accept responsibility for your actions, including actions that may be unethical or improper.

            -   to refrain  from  taking  part or  exercising  influence  in any transaction  in which your  personal  interest may conflict with the best  interests  of the  Company,  including  (i) taking for yourself  personally  opportunities  that are discovered through the use of corporate  property,  information  or position,  (ii)
                using corporate  property,  information or position for personal gain, and (iii)  competing  with the Company.  You owe a duty to the Company to advance the Company's  legitimate  interests when the opportunity to do so arises.

            -   never to induce or encourage  co-employees  to engage in illegal or unethical conduct.

            -   to protect the Company's  assets and ensure their efficient use.
                Theft,  carelessness  and  waste  have a  direct  impact  on the
                Company's  profitability.  All Company assets should be used for legitimate business purposes. The personal use of Company assets without proper approval is prohibited.

            -   to  exercise  good  judgment in the use of  information  you may acquire in the course of doing Company business  including,  but not limited to, methods of operation,  sales, products, profits, costs, markets, key personnel, licenses, trade secrets and other know-how of the Company and to maintain the  confidentiality  of all such  information  (except when  disclosure is authorized or legally mandated).

            -   to make  commercial  decisions that are in the best interests of the Company.

            -   to  endeavor  to  deal  fairly  with  the  Company's  customers, suppliers,  competitors and employees by not taking advantage of anyone through  manipulation,  concealment,  abuse of privileged information,  misrepresentation  of material facts, or any other unfair-dealing practice.

            -   never to make a payment, contribution,  gift or provide services or  facilities  to a public  official on behalf of the  Company.
                (You  are  free to  contribute  personal  time or  funds  to any
                political    candidate   or   party   without   expectation   of
                reimbursement  or  time  off  from  work  to  conduct  political activities.)

            -   to act as a responsible and useful corporate  citizen to enhance the  communities  within  which you work and live and to support selected civic, charitable,  educational and other activities as appropriate.

            -   to  comply  with all  laws,  rules,  regulations,  policies  and guidelines applicable to the operation of the Company.

            -   to  refrain  from  using   confidential   or  other   non-public
                information,  and from disclosing to others such information for their use, in trading the securities of the Company or any other company with which the Company has a business relationship.

            -   to fully and fairly disclose the financial condition and results of  operations  of the  Company in  accordance  with  applicable accounting principles,  laws, rules and regulations, and in such connection,  to keep the books and  records of the Company so as to fully and fairly reflect all Company transactions.

            -   to provide  full,  fair,  accurate,  timely  and  understandable disclosure in reports and documents  that the Company files with or submits to regulatory  authorities,  as well as in financial,
                stockholder   and   other   internal   or   external    reports,
                documentation or audits.

            -   to promptly report knowledge of any illegal or improper activity or violations of laws, rules, regulations or this Code of Ethics to the General  Counsel of the Company,  with the assurance that the Company will not allow  retaliation for reports made in good faith.

            -   to implement necessary changes in programs,  systems,  practices or procedures to avoid future ethical problems.

            Failure   to  comply   with  this  Code  of  Ethics  may  result  in
disciplinary action, including warnings, suspensions,  termination of employment or such other actions as may be appropriate under the circumstances.

            Any questions pertaining to the Code of Ethics are to be directed to the General Counsel of the Company.